Exhibit 5.1

Nelson Mullins Riley & Scarborough LLP Attorneys and Counselors at Law 104 South Main Street / Ninth Floor / Greenville, South Carolina 29601 Tel: 864.250.2300 Fax: 864.232.2925 www.nelsonmullins.com

May 7, 2012

Southern First Bancshares, Inc.

100 Verdae Blvd.

Greenville, South Carolina 29607

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Southern First Bancshares, Inc., a South Carolina corporation (the “Company”), in connection with the proposed registration by the Company of (1) 17,299 shares of Fixed Rate Cumulative Series T Perpetual Preferred Stock (the “Series T Preferred Stock”), previously issued by the Company in private placement transactions pursuant to Section 4(2) of the Securities Act of 1933 (the “Act”) in connection with the Capital Purchase Program of the Troubled Asset Relief Program of the United States Department of the Treasury (the “Treasury”), and the related preparation and filing of a Registration Statement on Form S-1 that is being filed herewith under the Act with the Securities and Exchange Commission (such Registration Statement, as amended and supplemented, is hereinafter referred to as the “Registration Statement”).

In that connection, we have examined originals (or copies certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Articles of Incorporation of the Company, certified by the Secretary of State of the State of South Carolina; (ii) the Articles of Amendment to the Company’s Articles of Incorporation establishing the terms of the Series T Preferred Stock; (iii) the Amended and Restated Bylaws of the Company, certified as complete and correct by the Secretary of the Company; (iv) the form of the Series T Preferred Stock certificate issued to the Treasury; (v) certain resolutions of the Board of Directors of the Company relating to the issuance of the Preferred Stock; and (vi) certain statements and representations of officers and other representatives of the Company and its agents, including certificates provided in connection with the private placement of the shares that are being registered for resale by this Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.  We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.  We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and their agents.

Atlanta • Charleston • Charlotte • Columbia • Greenville • Myrtle Beach • Raleigh • Winston-Salem • Washington, DC

Southern First Bancshares, Inc.
May 7, 2012

Based on the foregoing and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Preferred Stock has been duly authorized, validly issued and fully paid and is nonassessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the South Carolina Corporate Code, as amended (including the statutory provisions, all applicable provisions of the South Carolina constitution, and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission.

We do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Preferred Stock.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  This opinion speaks only as of the date that the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement.

Very truly yours,

Nelson Mullins Riley & Scarborough LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP